Nile Capital Management, LLC

CODE OF ETHICS

According to Rule 204A-1 of the Advisers Act, investment advisers must establish, maintain and enforce a Code of Ethics.  An adviser’s Code of Ethics must establish and describe a standard of business conduct that the adviser requires of all its supervised persons.  While the rule does not require an adviser to adopt a particular standard, according to the rule the standard chosen must reflect the adviser’s fiduciary obligations and those of its supervised persons, and must require compliance with federal securities laws.  Nile Capital Management, LLC has established this Code of Ethics which will apply to all supervised persons of Nile Capital Management, LLC.  Persons associated in any manner with Nile Capital Management, LLC will be considered supervised persons for the purpose of this Code of Ethics.  This Code will be available and distributed to all supervised persons of Nile Capital Management, LLC.  A summary of this Code of Ethics will be disclosed in the Nile Capital Management, LLC Form ADV along with a statement informing clients that they may request an entire copy of the Code of Ethics.  If a client makes a request for a copy of this Code of Ethics, Robert Roach will provide a copy to the client within ten business days.

An investment adviser is considered a fiduciary under the Advisers Act.  As a fiduciary, it is an investment adviser’s responsibility to provide fair and full disclosure of all material facts.  In addition, an investment adviser has a duty of utmost good faith to act solely in the best interest of each client.  Nile Capital Management, LLC and its supervised persons have a fiduciary duty to all clients.  As fiduciaries, it is unlawful for Nile Capital Management, LLC and its supervised persons to engage in fraud, deceptive or manipulative activities.  Nile Capital Management, LLC and its supervised persons will act in the client’s best interest at all times and will not at any time place their interests ahead of any client’s interest.  This fiduciary duty is considered the core underlying principle for Nile Capital Management, LLC’s Code of Ethics and Personal Trading Policy and represents the expected basis for all supervised persons’ dealings with clients of Nile Capital Management, LLC.

The anti-fraud provisions of the Investment Advisers Act of 1940 and federal and state rules and regulations make it unlawful for an investment adviser to directly or indirectly “employ any device, scheme or artifice to defraud a client or a prospective client” or to “engage in any transaction, practice, or course of business which operates as a fraud or deceit upon any client or prospective client.”  Nile Capital Management, LLC requires all of its supervised persons to conduct business with the highest level of ethical standards and to comply with all applicable federal and state securities laws at all times.  Robert Roach will be responsible for setting standards and internal policies and procedures to ensure that Nile Capital Management, LLC and its supervised persons conduct business with the highest level of ethical standards.  Robert Roach will be responsible for establishing procedures to prevent and detect any violations of firm or regulatory rules and regulations.  In addition, Robert Roach will be responsible for establishing and enforcing risk management policies and procedures that are designed to ensure that advisory activities are conducted in accordance with this Code.

Robert Roach will also be responsible for making sure that all advisory personnel fully understand Nile Capital Management, LLC’s policies and procedures and that a review system is established to make sure that these policies and procedures are effective and adhered to by all advisory personnel.  All supervised persons will receive a copy of Nile Capital Management, LLC’ Code of Ethics.  Robert Roach will make sure that all supervised persons receive a copy of, understand and agree to comply with Nile Capital Management, LLC’s Code of Ethics.  All supervised persons will sign a written acknowledgement that they have read, understand and agree to comply with Nile Capital Management, LLC’s Code of Ethics.  All supervised persons will be required to review this Code of Ethics on an annual basis and will be required to sign an annual acknowledgment.  Robert Roach will be responsible for notifying all supervised persons of any changes to this Code of Ethics.

Nile Capital Management, LLC has the responsibility to make sure that the interests of clients are placed ahead of Nile Capital Management, LLC’s or any supervised person’s own investment interest.  All of Nile Capital Management, LLC’s supervised persons will conduct business in an honest, ethical and fair manner.  Full disclosure of all material facts and potential conflicts of interest will be provided to clients prior to any services being conducted.  A conflict of interest occurs when a supervised person’s private interest interferes with the interests of or the service to Nile Capital Management, LLC or any of its clients.  Nile Capital Management, LLC has the responsibility to avoid all circumstances that might negatively affect or appear to affect its duty of complete loyalty to its clients.  No one supervised by Nile Capital Management, LLC will engage in any conduct or act, directly, indirectly or through any other person that would be unlawful for such person to do under the provisions of any rules and regulations.  If a supervised person is unsure whether a situation would be considered a conflict of interest, the supervised person should consult with Robert Roach before taking an action that may result in a conflict of interest.

Nile Capital Management, LLC will:

1.

Maintain and amend as needed internal standards, policies, procedures and controls to promote compliance with this Code and with other policies and procedures designed to promote each supervised persons fiduciary responsibility.

2.

Perform periodic internal and external reviews and audits of the company’s standards, policies, procedures and controls.

3.

Provide on-going training regarding this Code of Ethics and the company’s risk management policies and procedures to all supervised persons.

4.

Provide an environment that encourages supervised persons to engage in safe and confidential discussions and disclosures to Robert Roach or other appropriate senior management person regarding any violations or potential violations to this Code.

5.

Establish clear lines of accountability for the company’s internal policies and procedures, including provisions relating to the responsibilities of employees, officers and directors with appropriate oversight by Robert Roach or designated parties.

Any person engaging in an unethical business practice is subject to having his/her license denied, suspended or revoked and employment terminated.  The following activities are examples of unethical business practices:

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Forgery

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Embezzlement

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Theft

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Exploitation

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Non-disclosure

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Incomplete disclosure or misstatement of material facts

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Manipulative or deceptive practices

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Aiding or abetting any unethical practices

Nile Capital Management, LLC and its supervised persons will not engage in any dishonest or unethical conduct including, but not limited to:

1.

Engaging in any act, practice or course of business that is fraudulent, deceptive, or manipulative in contrary to any rules or regulations established by all governing regulatory bodies.

2.

Recommending to a client the purchase, sale or exchange of any security without reasonable grounds for believing that the recommendation is suitable for the client based on the information furnished by the client after reasonable inquiry regarding the client’s investment objectives, financial situation and needs, and other information that is known by the investment adviser.

3.

Recommending unregistered, non-exempt securities or the use of an unlicensed broker-dealer

4.

Using discretionary authority when placing any trade for the purchase or sale of a security on behalf of the client without obtaining written authority from the client prior to a trade being implemented.  If discretionary authority relates only to the price at which, or the time when, an order involving a definite amount of a specific security shall be executed, written authority is not needed.

5.

Recommending or implementing trades in a client’s account that excessive in size or frequency with respect to the client’s financial resources, investment objectives and the character of the account.

6.

Placing an order to purchase or sell a security on behalf of a client upon receiving instructions to do so through a third party, unless a written third-party trading authorization has been previously obtained.

7.

Borrowing money or securities from or loaning money or securities to a client.

8.

Misrepresenting the qualifications of Nile Capital Management, LLC, its investment adviser representatives or any of its supervised persons, the nature of the advisory services offered by Nile Capital Management, LLC or the fees to be charged to any advisory client.

9.

Failing to disclose to all clients the availability of any fee discounts.

10.

Omitting from any written or verbal communication a material fact that would make statements regarding qualifications, services or fees misleading.

11.

Providing advice and guaranteeing the client that a gain or no loss will occur as a result of the advice.

12.

Providing reports or recommendations to any advisory client prepared by someone other than Nile Capital Management, LLC without disclosing that fact to clients.  This does not apply to situations where Nile Capital Management, LLC uses published research reports or statistical analyses when providing services to clients.

13.

Charging fees that are unreasonable relative to the types of services provided, the experience and knowledge of the investment advisor representative providing the services, and the sophistication of the client.  In addition, disclosure that similar services may be available for lower fees from other advisers must be made to all clients.

14.

Failing to disclose material conflicts of interest in relation to the adviser or any of its supervised persons in writing prior to providing services if such information could reasonably cause the advice to be biased and not objective.  Some examples include the following:

a.

Existing compensation arrangements connected with advisory services provided to clients that are in addition to compensation received from clients for the advisory services.

b.

Acting in the capacity as an investment adviser or investment advisor representative and a registered representative or insurance agent on a transaction where a fee can be charged for advisory services and a commission can be charged for implementing a trade as a result of the advice provided.

15.

Publishing, circulating, or distributing any advertisement that has not been approved and that does not comply with the proper regulatory requirements.

16.

Limiting a client’s options with regard to the pursuit of a civil case or arbitration.

17.

Disclosing any confidential information of any client, unless required by law to do so or having received written authorization from the client to do so.

18.

Failing to provide the proper disclosure documents (Form ADV Part II) prior to or at the time of executing a client agreement for advisory services.

19.

Entering into, extending or renewing an agreement for advisory services unless such agreement is in writing.

20.

Using contracts that seek to limit or avoid an adviser’s liability under the law.

21.

Creating any condition, stipulation or provision as part of any advisory client agreement that limits or attempts to limit the liability of Nile Capital Management, LLC or any of its supervised persons for willful misconduct or gross negligence.

INSIDER TRADING

Improper use of inside information when conducting any securities transaction is a serious violation of securities laws and will not be tolerated.  Any person having access to material, non-public information will violate anti-fraud provisions of the federal securities laws by effecting transactions or communicating such information for the purpose of effecting transactions in such securities without public disclosure of the information.  Supervised persons will not purchase or sell a security, either personally or on behalf of others, while in the possession of material, non-public information.  Supervised persons are also forbidden to communicate material, non-public information to others in violation of the law.  This policy applies to all supervised persons and extends to activities within and outside of their duties with Nile Capital Management, LLC.

Robert Roach shall be responsible for establishing, implementing, monitoring and enforcing all of Nile Capital Management, LLC’s policies and procedures regarding insider trading.  If any supervised person is unsure whether information could violate Nile Capital Management, LLC’s policies and procedures on insider trading or has questions on any aspect of Nile Capital Management, LLC’s policies and procedures on insider trading, questions should be directed to Robert Roach prior to implementing any trades.  The prohibition on the use of inside information extends to family members, associates and acquaintances of the person coming into possession of such information.

Anytime a supervised person suspects that a client or another supervised person is trading based on inside information or determines that they have received material, non-public information, it must be reported to Robert Roach immediately.  Persons having knowledge of the material, non-public information will not place any securities transactions in securities relating to such information for any account.  In addition, no recommendations will be made in relation to any securities affected by the information.  Information will be communicated only to Robert Roach who will then determine the appropriate course of action to take.  Robert Roach will communicate the appropriate course of action to the supervised person(s) having knowledge of the information.  Robert Roach will confidentially document Nile Capital Management, LLC’s actions in addressing the material inside information.

Robert Roach is responsible for supervising all supervised persons conducting advisory business and is responsible for restricting, as much as possible, the number of supervised persons having access to any inside information.  Only those supervised persons with a need to know such information for the purpose of their job performance will have such information disclosed to them.  If such information must be disclosed to a supervised person, Robert Roach will document the following:

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The name of the supervised person that the information was communicated to

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The supervised person’s position within the company

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The name of the security affected

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The name of the person requesting communication of the information

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The reason for the communication

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The nature of the communication

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The date of the communication

Robert Roach is responsible for establishing procedures, reviewing procedures, updating procedures, and ensuring that all supervised persons are continuously aware of and understand procedures regarding insider trading policies and procedures.  Nile Capital Management, LLC’s policies will be reviewed on a regular basis and updated as necessary.  Any questions in relation to Nile Capital Management, LLC’s policies on inside information should be directed to Robert Roach.  All supervised persons will be required to review Nile Capital Management, LLC’s written Compliance and Supervisory Procedures Manual at least annually.  Supervised persons will then sign an acknowledgement indicating that they are aware of, understand and agree to comply with Nile Capital Management, LLC’s policies and procedures at all times.  Since Nile Capital Management, LLC’s insider trading policies and procedures are included in this manual, supervised persons are acknowledging that they are aware of, understand and will comply with Nile Capital Management, LLC’s insider trading policies and procedures at all times.  If Nile Capital Management, LLC is aware of any securities that it is restricted from trading, Robert Roach will maintain a list of these securities.  This list will be kept current at all times and will be provided to all supervised persons on a regular basis.

Robert Roach will perform the following procedures no less than quarterly for the purpose of detecting insider trading:

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Review trading activity reports or confirmations and statements for each officer, director, investment advisor representative and supervised person of Nile Capital Management, LLC

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Review and monitor the trading activity of all accounts managed by Nile Capital Management, LLC

The consequences for trading on or communicating material, non-public information are severe.  Consequences can be imposed on the persons involved in insider trading and their employer.  Penalties can be imposed even if the parties involved do not personally benefit from the activities involved in the violation.  In addition to the regulatory and criminal penalties that could be imposed, supervised persons can expect that any violation of Nile Capital Management, LLC’s insider trading policy will result in serious penalties to all parties involved, including dismissal from employment with Nile Capital Management, LLC.

PERSONAL SECURITIES TRANSACTIONS

Nile Capital Management, LLC and its supervised persons may buy or sell securities or hold a position in securities identical to the securities recommended to clients.  It is Nile Capital Management, LLC’s policy that no supervised person will put his or her interest before a client’s.  Supervised persons may not trade ahead of any client or trade in a way that would cause the supervised person to obtain a better price than the price a client would obtain.  It is the supervised person’s responsibility to know which securities are being traded by Nile Capital Management, LLC.  Supervised persons can consult with Robert Roach to determine whether a security is an appropriate purchase or sale by the supervised person.  In addition, all supervised persons are prohibited from trading on non-public information and from sharing such information.  Nile Capital Management, LLC’s supervised persons are required to receive prior written approval from Robert Roach prior to investing in an initial public offering (IPO) for their own accounts or those of related household members.  Nile Capital Management, LLC’s supervised persons are required to obtain written approval from Robert Roach prior to investing in a private placement.  Nile Capital Management, LLC does not allow “short-swing” trading or market timing.

Nile Capital Management, LLC has incorporated the following policies to help monitor and prevent inappropriate personal securities transactions:

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Prior written approval before access persons can place a personal securities transaction ("pre-clearance").

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Maintenance of "restricted lists" of issuers about which the advisory firm has inside information, and prohibitions on any trading (personal or for clients) in securities of those issuers.

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"Blackout periods" when client securities trades are being placed or recommendations are being made and access persons are not permitted to place personal securities transactions.

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Reminders that investment opportunities must be offered first to clients before the adviser or its employees may act on them, and procedures to implement this principle.

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Prohibitions or restrictions on "short-swing" trading and market timing.

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Requirements to provide the adviser with duplicate trade confirmations and account statements.

Before a supervised person places a personal trade, the following should be considered:

1.

Will the amount or nature of the transaction affect the price or market for the security?

2.

Is the transaction likely to harm any client?

3.

Is there an appearance or suggestion of impropriety?

Per the requirements of Rule 204A-1 of the Advisers Act, all persons associated with Nile Capital Management, LLC who are also considered access persons will be required to report all securities transactions to Robert Roach.  An access person has been defined by the SEC, under Rule 204A-1(e)(1), as:

(i) Any of your supervised persons:

(A) Who has access to nonpublic information regarding any clients' purchase or sale of securities, or nonpublic information regarding the portfolio holdings of any reportable fund, or

(B) Who is involved in making securities recommendations to clients, or who has access to such recommendations that are nonpublic.

(ii) If providing investment advice is your primary business, all of your directors, officers and partners are presumed to be access persons.

Access persons must report trades implemented for a personal account, an account of any household family member (spouse, minor children or other adults residing in the same household), or any account for which the access persons acts as a trustee.  Personal securities transactions that need to be reported include: stocks, bonds, limited partnerships, options, and other general securities.  Transactions involving any of the following do not need to be included on the report:

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open-end mutual fund [unless the adviser or a control affiliate acts as the investment adviser or principal underwriter for the fund as with the Nile Capital Investment Trust series of funds]

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money market instruments

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banker’s acceptances

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bank CDs

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commercial paper and high quality short-term debt instruments

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variable annuities

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government securities

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UITs (provided that the UIT is invested exclusively in unaffiliated mutual funds)

Reporting Requirements

Access persons must disclose where all personal securities accounts are maintained.  Upon hire and at least annually thereafter, all access persons will be required to complete a Brokerage Account Disclosure Form.  Access persons should report all personal securities accounts to the Robert Roach at the time the account is established.  Personal securities transactions must be reported at least quarterly within 30 days after the close of the calendar quarter in which transactions take place.  The following are exceptions to the reporting requirements:

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Transactions effected pursuant to an automatic investment plan

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Securities held in accounts over which an supervised person has no direct or indirect influence or control

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No report is required for an adviser firm that only has one supervised person with access to nonpublic information regarding clients’ purchase and sale of securities, is involved in making recommendations to clients or has access to such recommendations that are nonpublic

All access persons will be required to set-up Nile Capital Management, LLC as an interested party on all brokerage accounts. This will allow Nile Capital Management, LLC to receive duplicate copies of statements and confirmations on these accounts.  Access persons must verify that Nile Capital Management, LLC will receive the statements no later than 30 days after the end of the applicable quarter.  All access persons will sign an annual statement acknowledging that they have established Nile Capital Management, LLC as an interested party to receive copies of all confirmations and statements relating to any personal brokerage account.

Robert Roach will receive, review and approve a copy of all confirms and statements for access persons accounts.  These documents will be reviewed for the following:

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To assess whether persons are following the firm’s policies and procedures

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To assess whether any trades are being placed that are on the firm’s restricted list

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To assess whether the access person is trading for his/her own account in the same securities he/she is trading for clients and if so whether the clients are receiving terms as favorable as the access person takes for himself

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To assess whether there are any substantial disparities between the quality of performance of the access person’s account over that of the clients’ accounts

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To assess whether there are any substantial disparities between the percentage of trades that are profitable when the access person trades for his/her own account and the percentage that are profitable when he places trades for his clients’ accounts

If all required information is not included on the confirmations and statements, the access persons will be required to report any missing information to Robert Roach.  All approved confirmations and statements will be maintained in Nile Capital Management, LLC’s personal securities transactions file.

VIOLATIONS

Supervised persons are encouraged to report any violations relating to Nile Capital Management, LLC’s Code of Ethics, Insider Trading or Personal Securities Transactions Policies and Procedures to Robert Roach.  Such reports will not be viewed negatively by Nile Capital Management, LLC’s management staff, even if upon review of the reportable event it is determined not to be a violation so long as the supervised person reported the event in good faith.  The identity of the reporting party will remain confidential.  Upon discovering a violation of any of these policies and procedures, Nile Capital Management, LLC may impose any sanctions that are deemed appropriate, including but not limited to, disgorgement of profits, reversal of the trade or suspension of trading privileges, verbal warning, written warning, fines, suspension or termination of employment.